Exhibit 2
----------


                            STOCK PURCHASE AGREEMENT
                            ------------------------

     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of July 29, 2004, by, between and among ALPHA HOLDING, INC., a corporation organized under the laws of the State of Delaware ("Alpha") with offices located at 515 Madison Avenue, 21st floor, New York, New York 10022 SEA SUN CAPITAL CORPORATION, a corporation organized under the laws of the Province of Alberta, Canada with an office at 424 Brookmill Road, Oakville, Ontario Canada ("Sea Sun") and the persons listed in Schedule A annexed hereto (collectively referred to as the "Sellers").

     WHEREAS, The Sellers collectively own 8,9607,228 shares (the "Target Shares") of common stock, par value $.001, of Sea Sun, said shares constituting one hundred percent (100%) of the issued and outstanding common stock of Sea Sun;

     WHEREAS, the Sellers desire to sell and Alpha desires to purchase these Target Shares and other Target Shares that may become available; and

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale. On the terms and conditions set forth herein, each of the Sellers hereby agree to sell to Alpha and Alpha hereby agrees to buy from the each of the Sellers, the Target Shares owned by the Sellers as set forth on Schedule "1A" annexed hereto.

     2. Purchase Price and Issuance of Shares. In consideration for its purchase of these Target Shares, Alpha will be issuing an aggregate of 8,607,228 shares of Alpha common stock, par value $.001 per share (the "Alpha Shares") to Sellers at the rate of one share of Alpha stock for each Target Share. The Alpha Shares will be issued to each Seller or his or her designee in accordance with Schedule "2A" attached hereto. The issuance of Alpha shares is contingent upon full approval to amend its corporate charter and increase the authorized capital from 10,000,000 shares of common stock to 100,000,000 shares of common stock and an unlimited number of preferred stock. Alpha will also obtain the necessary approval to change its name from ALPHA HOLDING, INC. to SEA SUN CORPORATION.

     3. Representations and Warranties of Sea Sun and Sellers. In order to induce Alpha to enter into the Agreement and to complete the transaction contemplated hereby, Sea Sun and each Seller severally represent and warrant to Alpha that, except as otherwise set forth herein or in any schedule annexed hereto:



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     (a)  Organization  and Standing.  Sea Sun is a corporation  duly organized, validly existing and in good standing under the laws of the Province of Alberta, Canada, is qualified to do business as a foreign corporation in every jurisdiction in which it is required to be so qualified, except where the failure to so qualify would not have a material adverse effect on Sea Sun, and has full corporate power and authority to carry on its business as now conducted and to own its properties. Attached hereto as Schedule C is a true and correct copy of Sea Sun's Certificate of Incorporation, and By-laws, in effect as of the date hereof.

     (b) Capitalization. The entire authorized capital stock of Sea Sun consists of an unlimited number of shares of common stock, par value $.001 per share, of which 8,607,228 shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as provided by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Sea Sun to issue, sell, or otherwise cause to become outstanding any of its capital stock.

     (c) Ownership of Sea Sun Shares. Each Seller owns beneficially the number of Target Shares set forth next to his or her name in the preamble to this Agreement, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Act") and state or Canadian or Alberta securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement).

     (d) Taxes. Sea Sun has filed all federal, state and local income or other tax returns and reports that, to its knowledge it is required to file with all Canadian, Alberta or U.S. governmental agencies, and has, to its knowledge, paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Sea Sun.

     (e) Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the


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






          knowledge of the Sellers or Sea Sun threatened against Sea Sun, or against the Sellers that arise out of their operation of Sea Sun, which if decided adversely to Sea Sun or the Sellers, would have a material adverse effect on Sea Sun.

     (f) Governmental Regulation. To the knowledge of Sea Sun and the Sellers, Sea Sun is not knowingly in violation of any law, material ordinance or regulation to which it is subject, the violation of which would have a material adverse effect on Sea Sun.

     (g) No Interest in Suppliers, Customers, Landlords or Competitors. Neither the Sellers nor, to the knowledge of the Sellers, any member of their immediate family, have any material equity interest (other than interests in an entity subject to the reporting requirements of the Exchange Act (as defined) in any supplier, customer, landlord or competitor of Sea Sun.

     (h) No Debt Owed by Sea Sun to Sellers. Except for salary, benefits and expenses accrued in the ordinary course of business and consistent with Sea Sun's past practices, Sea Sun does not owe any money, securities, or property to either of the Sellers or any member of their immediate families or to any company controlled by such a person, directly or indirectly.

     (i) Authorization of Transaction. Sea Sun has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Sea Sun, enforceable in accordance with its terms and conditions. Sea Sun need not give any notice to make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (j) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sea Sun is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under


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          any  agreement,   contract,  lease,  license,   instrument,  or  other
          arrangement to which Sea Sun is a party or by which it is bound or to which any of its assets is subject.

     (k) Sea Sun Financial Statements. Attached hereto as Schedule B are the following financial statements (collectively the "Financial Statements") for Sea Sun: unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal period ended May 30, 2004; consolidated balance sheets and statements of income. The Financial Statements (including the notes thereto) have been prepared in accordance with Accounting Standards Board (AcSB) of the Canadian Institute of Chartered Accountants (CICA) Canadian generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Sea Sun as of such dates and the results of operations of Sea Sun for such periods.

     4. Representations and Warranties of Alpha. In order to induce the Sellers and Sea Sun to enter into the Agreement and to complete the transaction contemplated hereby, Alpha represents and warrants to Sea Sun and Sellers that:

     (a) Organization and Standing. Alpha is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

     (b) Capitalization. As of the date hereof, the entire authorized capital stock of Alpha consists of 10,000,000 shares of common stock par value $.001 per share, of which 4,265,000 shares are issued and outstanding. In order to complete the transaction Alpha will apply for an amendment to their corporate charter to increase the authorized capital to 100,000,000 common shares and an unlimited number of preferred shares. All of the issued and outstanding shares of Alpha common stock have been duly authorized and are validly issued, fully paid, and nonassessable and have been issued free of preemptive rights of any security holder. Except as provided by this Agreement, and there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Alpha to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciations, phantom stock, profit participation, or similar rights with respect to Alpha.


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






     (c) Authorization of Transaction. Alpha has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Alpha, enforceable in accordance with its terms and conditions. Alpha need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency, in order to consummate the transactions contemplated by this Agreement, other than (i) filings that may be required or permitted under states securities law, the Act and/or the Exchange Act resulting from the issuance of the Alpha Shares, and; ii) the filing of a Certificate of Amendment (the "Amendment") to its Articles of Incorporation reflecting the change in authorized capital as set forth in 4(b), above.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Alpha is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Alpha is a party or by which it is bound or to which any of its assets is subject.

     (e) Ownership of Shares. The Alpha Shares have been duly authorized and, when issued pursuant to the Agreement, will have been validly issued, fully paid and non-assessable, with no personal liability attaching to the holders of such shares, free of preemptive rights of any security holder and, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such Alpha Shares will not have been registered under the Act and state securities laws.

     (f)  Material Agreements. Alpha is not a party to or bound by any:

          (i)  employment, advisory or consulting contract;
          (ii) plan providing for employee benefits of any nature;
          (iii)lease with respect to any property or equipment;
          (iv) contract, agreement, understanding or commitment for any future expenditure in excess of $1,000 in the aggregate;
          (v)  contract  or  commitment   pursuant  to  which  it  has  assumed,
               guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;
          (vi) agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of the Agreement.


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     (g)  Taxes.  Alpha has filed all  federal,  state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and have paid all taxes as shown on such returns. All of such returns are true and complete.

     (h) Absence of Liabilities. As of the Closing date, Alpha will have no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction for which Alpha agrees to be responsible, and to pay in full at or prior to the Closing.

     (i) No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or threatened, against or affecting Alpha, or against any of Alpha's officers or directors and arising out of their operation of Alpha. Alpha has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the Act, the Securities Exchange Act of 1934, as amended, (the "Exchange Act") the rules and regulations of the SEC, or the securities laws and regulations of any state. Alpha is not an "investment company" as such term is defined by the Investment Company Act of 1940, as amended.

     (j) Corporate Records. All of Alpha's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation.

     (k) Filings with the SEC; Financial Statements. Alpha has made all filings with the SEC that it has been required to make under the Act and the Exchange Act (such reports, together with Alpha's Registration Statement on Form 10-SB, as amended from time to time, are hereinafter collectively referred to as the "Public Reports"). Each of the Public Reports has complied with the Act and the Exchange Act, as the case may be, in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Alpha's Form 10-SB, at the time it became effective under the Exchange Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) included in the Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Alpha as of such dates and the results of operations of Alpha for such periods; provided, however,


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          that the financial  statements for all interim  periods are subject to normal year-end adjustments and lack footnotes and other presentation items.

     (l) Access to Information; Speculative Investment. Alpha has had a full opportunity to request from Sea Sun and review, and has received all information which it deems relevant in making a decision to acquire the Target Shares to be acquired by it hereunder.

     5. Term. All representations and warranties made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement for the three months period following the date hereof.

     6.   Covenants.

     (a) Sea Sun and Alpha agree that, between the date of this Agreement and the Closing, except as contemplated by any other provisions of this Agreement, unless the other shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the business of Sea Sun and Alpha shall be conducted only in the ordinary course of business consistent with past practice. By way of amplification and not limitation, except as set forth herein, Sea Sun and Alpha shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or agree to do, any of the following:

          (i)  except as contemplated by Section 2 and Section 4(b);

          (ii) issuance, sell, pledge, dispose of, grant, transfer, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of its capital stock or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitations, any phantom interest) of such entity; and

          (iii)declare,   set  aside,   make  or  pay  any   dividend  or  other
               distribution, payable in cash , stock, property or otherwise, with respect to any of its capital stock.

     (b) Each of Sea Sun and Alpha shall give prompt notice the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any governmental entity or any person in connection with the transactions contemplated by this Agreement, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened in writing against, relating to or involving or otherwise affecting Sea Sun or Alpha; and (iv) any inaccuracy in or inability to perform such representations, warranties, or covenants. No such notice shall be deemed to constitute a cure of any breach or representation, warranty, covenant or agreement.


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     (c)  Promptly  after the execution of this  Agreement,  Alpha shall prepare and file with the SEC an information statement relating to the transaction herein contemplated (together with any amendments thereof or supplements thereto, the "Information Statement"). Alpha shall provide copies of the Information Statement to Sea Sun prior to filing same with the SEC and Alpha will affect Sea Sun's reasonable requests to modify the Information Statement. As promptly as practicable thereafter and subject to receiving all requisite approvals from all governmental entities in the manner contemplated by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, Alpha shall mail the Information Statement to its stockholders.

     (d) Alpha hereby covenants that, except with respect to the Information expressly provided by Sea Sun for use in the Information Statement (the "Sea Sun Information"), the Information Statement shall not, at
          (i) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Alpha, and
          (ii) at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (e) Alpha will make all filings (collectively the "Future SEC Reports") with the SEC that is required to make between the date of this Agreement and the Closing Date under the Act and the Exchange Act. Each of the Future SEC Reports will comply with the requirements of the Act and the Exchange Act, as the case may be, in all material respects.

     (f) Sea Sun and Alpha shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Alpha or Sea Sun in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (iii)make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transaction contemplated hereby required under
          (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (y) the General Corporation Law of Delaware and (z) any other applicable law; provided that Alpha and Sea Sun shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non - filing party and its advisors prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith.

     7.   Conditions to Closing.

     (a) The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which be waived, in whole or in part, to the extent permitted by applicable law:


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






          (i) No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (ii) In the manner contemplated by Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder, the Information Statement shall have been distributed to Alpha's stockholders and the time period contemplated by Rule 14c-2(b) promulgated under the Exchange Act shall have elapsed.

     (b) The obligations of Alpha to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (i) Each of the representations and warranties of Sea Sun contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Alpha shall have received a certificate of the principal executive officer of Sea Sun to such effect.

          (ii) Sea Sun shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Alpha shall have received a certificate of the principal executive officer of Sea Sun to such effect.

     (c) The obligations of Sea Sun to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (i) Each of the representations and warranties of Alpha contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. Sea Sun shall each have received a certificate of the principal executive officer of Alpha to such effect.

          (ii) Alpha shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.


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               Sea Sun  shall  have  received  a  certificate  of the  principal executive officer of Alpha to such effect.

          (iii)John R. Rice, III and John Beasty have submitted their resignation as directors of Alpha, such resignations are in form and substance satisfactory to Sea Sun. Graham Millington, Rodney Koch, Wayne Izumi and such other person as may be selected by Sea Sun shall have been elected to serve as directors of Alpha.

          (iv) Alpha shall have received the necessary approval to amend its Certificate of Incorporation to increase Alpha's authorized capital stock from 10,000,000 shares of common stock to 100,000,000 shares of common stock and unlimited number of preferred stock.

          (v) Alpha shall have received the necessary approval to change the name from Alpha Holding Inc. to Sea Sun Capital Corporation.

     8.   Termination: Amendment: Waiver.

     (a)  This Agreement may be terminated at any time prior to the Closing:

          (i)  by mutual consent of Alpha and Sea Sun;

          (ii) by Alpha,  if there has been a material  breach by Sea Sun of any
               of  its  material  representations,   warranties,   covenants  or
               agreements contained in this Agreement;

          (iii)by Sea Sun,  if there has been a material  breach by Alpha of any
               of  its  material  representations,   warranties,   covenants  or
               agreements contained in this Agreement;

          (iv) by either Alpha or Sea Sun if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the transactions contemplate hereby shall have become final and nonappealable; or

          (v) by either Alpha or Sea Sun if the transaction contemplated hereby shall not have been consummated before September 15, 2004 if and only if no willful breach of any representation, warranty or covenant by the party seeking to terminate is a substantial cause of the failure of the transactions contemplated hereby to be consummated by such date.

     (b) In the event of the termination of this Agreement by either Sea Sun or Alpha pursuant to Section 8(a), this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Alpha or Sea Sun, other than the provisions of this Section 8(b), and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (c) Except as otherwise required by law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective

          Boards of Directors at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     (d) At any time prior to the Closing, any party hereto may (i) extend the time for the performance of any of the obligations or other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties with any of the agreements of conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     9. Notices. All notices and other communications given or made pursuant hereto shall be sent by reputable overnight courier next day delivery, and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, to the parties at the addresses set forth in the preamble to this Agreement (or at such other address for a party as shall be specified by like changes of address.)

     10. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

     11. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     12. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after the latter of the Sellers approving this Agreement or the shareholders of Alpha approving this Agreement, or such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year above first written.

                                        ALPHA HOLDING, INC.



                                        By:
                                           -------------------------------------
                                            Graham J. Millington, President



                                        SEA SUN CAPITAL CORPORATION
                                        SELLERS:


                                        By:
                                           -------------------------------------
                                            Rodney Koch, Chairman

                                   SCHEDULE 1A
                                   -----------

                              Sea Sun Shareholders
                              --------------------

     Name                               No. of shares
     ----                               -------------

BRUNTLETT, NEIL C                             22,857
38 HERITAGE CRESCENT
STONY PLAIN, ALBERTA T7Z 2G1
CANADA

BRIDGMAN, JON                                150,000
155 2 MERCHANT LANE
TORONTO, ONTARIO M6P 4J6
CANADA

BROWN, SCOTT J.                               28,571
2904 148TH AVENUE
EDMONTON, ALBERTA T5Y 2E6
CANADA

BUCHINSKI, DION M.                            26,000
132 AMMETER CLOSE
RED DEER, ALBERTA T4R 2Y2
CANADA

CLOWATER, WAYNE WELDON                        24,000
#38 -52458 RANGE ROAD 223
SHERWOOD PARK, ALBERTA T8A 5V1
CANADA

CLOWATER, PATRICIA M.                         24,000
#38 -52458 RANGE ROAD 223
SHERWOOD PARK, ALBERTA T8A 5V1
CANADA

COOK, GRAHAM                                 160,000
6404 LEWIS ROAD
NANAIMO, BRITISH COLUMBIA V9V 1P5
CANADA

COULOMBE, STEVE                               99,000
50 TRANQUILLE
ISLAND LAKE, ALBERTA T9S 1S2
CANADA

DAY, LESLIE JAMES                            100,000
1025 BURNS CLOSE
EDMONTON, ALBERTA T6R 2L1
CANADA

DESMOND DON                                   77,500
15 MOUNTAIN AVE. S.
SUITE 302
STONEY CREEK, ON. L8G 2V6
CANADA

DKKM INVESTMENTS INC.                         80,000
9514 61ST AVENUE
GRAND PRAIRIE, ALBERTA T8W 2C8
CANADA

ENGERGAHL, LLOYD                             740,000
5413 - 35TH AVENUE
EDMONTON, ALBERTA T6L 1C5
CANADA

ENGERGAHL, ELAINE                            100,000
541 - 35TH AVENUE
EDMONTON, ALBERTA T6L 1C5
CANADA

FOLEY, FRED & ALFFA                           15,000
BOX 88
CROOKED CREEK, ALBERTA TOH 0Y0
CANADA

FRANKLIN, LARRY                              210,000
1163 35A STREET
EDMONTON, ALBERTA T6L 2L4
CANADA

GABRIEL, BARRETT                              20,000
1196 KNIGHT TRAIL
MILTON, ONTARIO L9T 5R9
CANADA

GREENWOOD, PHILLIP                           368,000
6 WILDROSE PLACE
SHERWOOD PARK, ALBERTA T8H 1H1
CANADA

GREENWOOD, CAROL                              50,000
6 WILDROSE PLACE
SHERWOOD PARK, ALBERTA T8H 1H1
CANADA

IZUMI, WAYNE                                  50,000
252 APPLEBY ROAD
ANCASTER, ONTARIO L9G 2V6
CANADA

JOHNSON, RAYMOND                              15,000
BOX 1030
GRAND PRAIRIE, ALBERTA T8X 1N4
CANADA
KAYE, JASON ROBERT                            30,000
SUITE 206, 100 FOXHAVEN DRIVE
SHERWOOD PARK, ALBERTA T8A 6B6
CANADA

KELEMAN, JASON A.                             58,800
13 VAUGHN AVENUE
SPRUCE, GROVE ALBERTA T7X 4M6
CANADA

KOCH, RODNEY                               2,500,000
4146 GALLAGERS FOREST SOUTH
KELOWNA BC V1W 4X2
CANADA

KOCH, CINDY LOU ELLEN                        300,000
4146 GALLAGERS FOREST SOUTH
KELOWNA BC V1W 4X2
CANADA

KOCH, KRYSTAL LEE                            100,000
4146 GALLAGERS FOREST SOUTH
KELOWNA BC V1W 4X2
CANADA

KOCH, AMANDA JOAN                            100,000
4146 GALLAGERS FOREST SOUTH
KELOWNA BC V1W 4X2
CANADA

KUNTZ, ROMONDA                                80,000
5009 -65th STREET
CAMROSE, ALBERTA T4V 3E6
CANADA

LEDDY, TERRY                                  30,000
BOX 187
BEZANSON, ALBERTA T0H 0G0
CANADA

LEE, MARY-ANNE                               100,000
5303 WHITEMUD ROAD
EDMONTON. ALBERTA T6H 5A5 CANADA

MARSDEN CONSULTING INC.                       15,000
8409 - 97TH AVENUE
FORT SAKATCHEWAN, LBERTA T8L 2Y3
CANADA

MCLEOD, BRAD                                 225,000
181 PEMBINA AVENUE
HINTON, ALBERTA
T7V 2B2

MCPHEE, ALLAN GREGORY                         40,000
11310 - 68TH STREET
EDMONTON, ALBERTA T5B 1N7
CANADA

MILLINGTON, GRAHAM                           846,500
424 BROOKMILLE RD
OAKVILLE ONT L6J 5K5
CANADA

MILLINGTON, MICHELLE                         500,000
424 BOOKMILL RD
OAKVILLE ONT L6J 5K5
CANADA

MILLINGTON, ANTHONY DREW                      20,000
424 BROOKMILLE RD
OAKVILLE ONT L6J 5K5
CANADA

MILLINGTON, PAIGE                             20,000
424 BROOKMILLE RD
OAKVILLE ONT L6J 5K5
CANADA

PANKIW, DAWN                                  34,000
10016 B - 103 AVENUE
GRAND PPAIRIE, ALBERTA T8V 1B9
CANADA

PHILLIPS, LARRY B.                           500,000
991 LAMB CRESCENT N.W.
EDMONTON, ALBERTA T6R 2X9
CANADA

POHL, ALLAN                                   20,000
1153 TREVOR DRIVE
KELOWNA, BRITISH COLUMBIA V1Z 2J90
CANADA

SCHULLER, ALAN                               275,000
5118 LAKESHORE ROAD
KELOWNA, BRITISH COLUMBIA V1W 4J1
CANADA

THORNTON, MARK                                16,000
710 COVENTRY STREET
WINNIPEG, MANITOBE
R3R 1B7

TOMLINSON, BARRY J.                           80,000
BOX 818
LAMONT, ALBERTA T0B 2R0
CANADA

TOMLINSON, BARBARA E. & PATRICK H.            40,000
BOX 818
LAMONT, ALBERTA T0B 2R0
CANADA

THE TRAVEL TEAM INC.                          60,000
C/O NTHONY LONG
564 RIVERBEND SQUARE
EDMONTON, ALBERTA T6R 3E3

544159 BC LTD.                                10,000
C/O GRAHAME SHANNON
4884 SKYLINE DRIVE
NORTH VANCOUVER BRITISH COLUMBIA V7R 3J3
CANADA

6550943 ALBERTA LTD.                         160,000
C/O PAUL FOLKMAN
BOX 201 LOT 1 BLK. 1
PINE GROVE ESTATES
ATHABASCA, ALBERTA T9S 2A3
CANADA

681154 ALBERTA LTD.                           40,000
C/O L.B. PHILLIPS
991 LAMB CRESCENT N.W.
EDMONTON, ALBERTA T6R 2X9
CANADA

958564 ALBERTA LTD.                           47,000
C/O AARTS, ARNOLD
BOX 2163
HIGH PAIRIE, ALBERTA TO9 1EO
CANADA

                                   SCHEDULE 2A
                                   -----------

     Name                            No. of Alpha Shares
     ----                            -------------------


BRUNTLETT, NEIL C                             22,857
BRIDGMAN, JON                                150,000
BROWN, SCOTT J.                               28,571
BUCHINSKI, DION M.                            26,000
CLOWATER, WAYNE WELDON                        24,000
CLOWATER, PATRICIA M.                         24,000
COOK, GRAHAM                                 160,000
COULOMBE, STEVE                               99,000
DAY, LESLIE JAMES                            100,000
DESMOND DON                                   77,500
DKKM INVESTMENTS INC.                         80,000
ENGERGAHL, LLOYD                             740,000
ENGERGAHL, ELAINE                            100,000
FOLEY, FRED & ALFFA                           15,000
FRANKLIN, LARRY                              210,000
GABRIEL, BARRETT                              20,000
GREENWOOD, PHILLIP                           368,000
GREENWOOD, CAROL                              50,000
IZUMI, WAYNE                                  50,000
JOHNSON, RAYMOND                              15,000
KAYE, JASON ROBERT                            30,000
KELEMAN, JASON A.                             58,800
KOCH, RODNEY                               2,500,000
KOCH, CINDY LOU ELLEN                        300,000
KOCH, KRYSTAL LEE                            100,000
KOCH, AMANDA JOAN                            100,000
KUNTZ, ROMONDA                                80,000
LEDDY, TERRY                                  30,000
LEE, MARY-ANNE                               100,000
MARSDEN CONSULTING INC.                       15,000
MCLEOD, BRAD                                 225,000
MCPHEE, ALLAN GREGORY                         40,000
MILLINGTON, GRAHAM                           846,500
MILLINGTON, MICHELLE                         500,000
MILLINGTON, ANTHONY DREW                      20,000
MILLINGTON, PAIGE                             20,000
PANKIW, DAWN                                  34,000
PHILLIPS, LARRY B.                           500,000
POHL, ALLAN                                   20,000
SCHULLER, ALAN                               275,000

THORNTON, MARK                                16,000
TOMLINSON, BARRY J.                           80,000
TOMLINSON, BARBARA E. & PATRICK H.            40,000
THE TRAVEL TEAM INC.                          60,000
544159 BC LTD.                                10,000
6550943 ALBERTA LTD.                         160,000
681154 ALBERTA LTD.                           40,000
958564 ALBERTA LTD.                           47,000